Exhibit 99.1

PRESS RELEASE

For Release:  Immediately

MINDEN BANCORP, INC. ANNOUNCES FILING OF FORM 15
TO DEREGISTER ITS COMMON STOCK WITH THE SEC

MINDEN, LA – February 15, 2008  -  Minden Bancorp, Inc. (NASDAQ OTC BB: MDNB) announced today that it filed a Form 15 with the Securities and Exchange Commission to deregister its common stock from the reporting requirements of the Securities Exchange Act of 1934.  The Company’s obligations to file certain reports and forms, including Form 10-KSB, Form 10-QSB and Form 8-K, with the SEC have been suspended.

Jack E. Byrd, Jr, President and Chief Executive Officer of the Company, said “The decision to deregister was made after careful consideration of the advantages and disadvantages of being a public company and the high costs and demands on management time arising from the requirements of SEC reporting and Sarbanes-Oxley Act compliance.  We believe deregistration will be a significant benefit to the Company and its stockholders by reducing expenses and permitting management to focus its energies to operating the Bank.”

Minden Bancorp, Inc. is a holding company which owns all the capital stock of MBL Bank (formerly Minden Building and Loan Association), a Louisiana-chartered FDIC-insured thrift, and Woodard Walker Insurance Agency, a leading property and casualty agency, both headquartered in Minden, Louisiana.  At September 30, 2007, the Company had total assets of $125.8 million, total liabilities of $105.1 million, and total stockholders’ equity of $20.7 million.

For Further Information:

Jack E. Byrd, Jr., President and CEO
318-377-0523
E-mail-jack@mblminden.com
or
Becky T. Harrell, Treasurer/CFO
318-377-0523
E-mail-becky@mblminden.com